UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) January 11, 2007

                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                        1-11988                 22-2365834
          --------                        -------                 ----------
(State or other jurisdiction of   (Commission file number)     (I.R.S. employer
 incorporation or organization)                              identification no.)

                                623 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (212) 421-9400
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Through a series of transactions, the Company's credit facility (the "Credit Facility") for its trading operations has been increased from $67,500,000 to an aggregate of $80,000,000, effective January 8, 2007. The facility provides credit to the Company's subsidiary, A-Mark Precious Metals ("A-Mark"). Under the facility, four lending institutions provide credit to A-Mark on an individual basis, but participate jointly through a Collateral Agency Agreement, which is administered by Brown Brothers Harriman & Co. as collateral agent. Amounts under the Credit Facility bear interest based on London Interbank Offered Rate ("LIBOR") plus a margin. Amounts borrowed under the Credit Facility are secured by A-Mark's receivables and inventories and are payable on demand. The Credit Facility contains certain restrictive financial covenants that require A-Mark and the Company to maintain a minimum level of tangible net worth, as defined, and a minimum ratio of tangible net worth to liabilities, among other items.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 11, 2007


                                            ESCALA GROUP INC.


                                            By:    /s/ Matthew Walsh
                                                   -----------------
                                            Name:  Matthew Walsh
                                            Title: President and Chief Financial
                                                   Officer